Exhibit 5.1

675 Fifteenth Street, Suite 2300, Denver, Colorado 80202
Telephone: 303.297.2900 shermanhoward.com
December 13, 2022
Ascent Industries Co.
1400 16th Street, Suite 270
Oak Brook, Illinois 60523
Re:    Ascent Industries Co. Form S-8 Registration Statement
Ladies and Gentlemen:
Reference is made to the registration statement on Form S-8 to be filed with the
Securities and Exchange Commission (the “Commission”) on or about December 13, 2022
(the “Registration Statement”) by Ascent Industries Co., a Delaware corporation (the
“Company”), for the purpose of registering under the Securities Act of 1933, as amended (the
“Act”), 750,000 shares of its common stock, $1.00 par value per share (the “Common Stock”), which may be issued pursuant to the Ascent Industries Co. 2022 Omnibus Equity Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock, when issued, delivered and paid for as contemplated by the Registration Statement and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws other than the General Corporation Law of the
State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion with respect to the blue sky securities laws of any state, including Delaware.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Sincerely,

/s/ Sherman & Howard L.L.C